UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2017

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Market Street, 29th Floor

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Christopher Dawson as Chief Operating Officer

On December 6, 2017, Sunrun Inc. (“Sunrun” or the “Company”) announced the appointment of Christopher Dawson as Chief Operating Officer. A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1.

Mr. Dawson, age 49, co-founded and has served as a partner at Odyssey Advisors Ltd., an actuarial consultancy firm, since February 2017. Prior to that, Mr. Dawson was the chief operating officer of Icon Aircraft, a consumer sport plane manufacturer, from August 2015 to September 2016. Previously, Mr. Dawson was with Bombardier Recreational Products Inc., a recreational vehicle and powersports engine manufacturer, from 1998 to 2015, including as Vice President & General Manager, Global Sales and Consumer Experience (GSCE) division from 2014 to 2015 and Vice President & General Manager, BRP International Division from 2008 to 2014. Mr. Dawson holds a bachelors of commerce from Queens University and an MBA from INSEAD.

Mr. Dawson has executed an employment letter with the Company dated as of November 28, 2017, which is filed as Exhibit 10.1 hereto. Mr. Dawson is also a participant in the Company’s Key Employee Change in Control and Severance Plan, which is described in the Company’s proxy statement for its 2017 annual meeting of stockholders and has previously been filed.

Mr. Dawson has no family relationships with any director, executive officer or person nominated or chosen by Sunrun to become a director or executive officer of Sunrun. Mr. Dawson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Paul Winnowski as President and Chief Operating Officer

On December 6, 2017, Paul Winnowski resigned as Chief Operating Officer of Sunrun. It is expected that Mr. Winnowski will continue to be employed with the Company as President until April 1, 2018, to assist with the transition of his responsibilities. Mr. Winnowski’s departure is not related to any disagreement with the Company. Further, upon his execution and non-revocation of a legal release of claims, Mr. Winnowski is entitled to receive cash severance, vesting acceleration of his equity awards and extension of his post-termination exercise period and certain other post-termination benefits, all pursuant to the terms of a Transition, Separation and General Release Agreement (the “Separation Agreement”) which is filed as Exhibit 10.2 hereto.

The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by the full text of the Separation Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Letter between Christopher Dawson and Sunrun Inc. dated as of November 28, 2017

10.2	Transition, Separation and General Release Agreement between Paul Winnowski and Sunrun Inc. dated as of December 6, 2017

99.1	Press release issued by Sunrun Inc. dated December 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Mina Kim
Mina Kim General Counsel

Date: December 6, 2017